              As Filed With the Securities and Exchange Commission
                                 on May 11, 1999

                                                              Registration No.
 ................................................................................

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 ................................................................................

                         PERFORMANCE FOOD GROUP COMPANY
             (Exact name of registrant as specified in its charter)


                 TENNESSEE                                   54-0402940
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                      Identification No.)


      6800 PARAGON PLACE, SUITE 500
         RICHMOND, VIRGINIA                                 23230
 (Address of Principal Executive Offices)                 (Zip Code)



        PERFORMANCE FOOD GROUP COMPANY 1993 EMPLOYEE STOCK INCENTIVE PLAN
               PERFORMANCE FOOD GROUP EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 ROGER L. BOEVE
                          6800 PARAGON PLACE, SUITE 500
                            RICHMOND, VIRGINIA 23230
                     (Name and address of agent for service)

                                 (804) 285-7340
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
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-----------------------------------------------------------------------------------------------------------------------------------

 Title of securities to         Amount to be           Proposed maximum           Proposed maximum         Amount of registration
     be registered               registered        offering price per share   aggregate offering price             fee
===================================================================================================================================
      Common Stock            600,000 shares (1)         $25.0625 (2)            $15,037,500.00 (2)              $4,180.43

===================================================================================================================================
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(1)      Represents 500,000 and 100,000 shares reserved for issuance pursuant to future grants under the Company's 1993 Employee Stock Incentive Plan and Employee Stock Purchase Plan, respectively.
(2)      Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of
         1933, as amended.

                      REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, $.01 par value, of Performance Food Group Company, a Tennessee corporation (the "Registrant"), for the Registrant's 1993 Employee Stock Incentive Plan and Employee Stock Purchase Plan, each as amended.

          INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENTS

         The Registration Statements on Form S-8 (Registration Nos. 33-72400 and 333-12223) previously filed by the Registrant with the Securities and Exchange Commission on December 2, 1993, and September 18, 1996, respectively, are hereby incorporated by reference herein.

Item 8. Exhibits

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                Exhibit Number                     Description
             -------------------  -------------------------------------------------

                      5           Opinion of Bass, Berry & Sims PLC

                     23.1         Consent of KPMG LLP

                     23.2         Consent of Bass, Berry & Sims PLC (included in
                                  Exhibit 5)

                      24          Power of Attorney (included on page II-3)
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                                      II-2

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 10th day of May, 1999.

                                      PERFORMANCE FOOD GROUP COMPANY

                                      By: /s/ Robert C. Sledd
                                         -----------------------------------
                                         Robert C. Sledd
                                         Chairman of the Board and
                                         Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Robert C. Sledd and Roger L. Boeve, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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

Signature                              Title                             Date
---------                              -----                             ----

   /s/ Robert C. Sledd                 Chairman of the Board,             May 10, 1999
-------------------------------           Chief Executive Officer and
Robert C. Sledd                           Director (Principal Executive
                                          Officer)


   /s/ C. Michael Gray                  President, Chief Operating        May 10, 1999
-------------------------------         Officer and Director
C. Michael Gray

   /s/ Roger L. Boeve                   Executive Vice President and      May 10, 1999
-------------------------------         Chief Financial Officer
Roger L. Boeve                          (Principal Financial and
                                        Accounting Officer)


   /s/ Charles E. Adair                 Director                          May 10, 1999
-------------------------------
Charles E. Adair


                                        Director                          May __, 1999
-------------------------------
Fred C. Goad, Jr.

   /s/ Timothy M. Graven                Director                          May 10, 1999
-------------------------------
Timothy M. Graven


   /s/ John E. Stokely                  Director                          May 10, 1999
-------------------------------
John E. Stokely

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                                      II-3

                                  EXHIBIT INDEX

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  Exhibit Number                            Description
  --------------    ---------------------------------------------------------
         5          Opinion of Bass, Berry & Sims PLC

       23.1         Consent of KPMG LLP

       23.2         Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

        24          Power of Attorney (included on page II-3)

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